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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-185034, 333-169425, 333-160261, 333-153283, 333-130018, 333-114164, 333-105318, 333-105317, 333-101320, 333-100763, 333-57782, 333-43574, 333-79573, 333-79553, 333-56905, 333-39747 and 333-28725) of Advent Software, Inc. of our report dated February 28, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California February 28, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM